CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 18, 2025, with respect to the consolidated financial statements and internal control over financial reporting of Centerspace included in the Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP
Dallas, Texas
August 4, 2025